                                                                  EXHIBIT 10.8.2

                          SOFTWARE LICENSE AGREEMENT

     This Software License Agreement, including the exhibits and attachments hereto (which exhibits and attachments are incorporated herein) (the "Agreement"), is effective as of the Effective Date set forth below, between Annuncio Software, Inc., a California corporation located at 5150 El Camino Real, Suite B31, Los Altos, California, 94022 ("Annuncio"), and Netscape Communications Corporation, a Delaware corporation located at 501 East Middlefield Road, Mountain View, California, 94043 and its wholly owned subsidiaries (collectively "Netscape"), under which Annuncio grants Netscape certain rights in software technology developed or licensed by Annuncio.

1.   CERTAIN DEFINITIONS

     "Collateral Materials" means promotional materials, logos, trademarks and other advertising or marketing materials provided by Annuncio in connection with this Agreement.

     "Documentation" means end user and reference documentation for the Software and any improvements, updates and modifications to such documentation during the term of this Agreement.

     "Object Code" means the machine-readable form of the Software.

     "Software" means certain Annuncio software, as described in Exhibits A attached hereto and incorporated herein, in Object Code and Source Code form, and all Upgrades that now exist or are created during the term of this Agreement.

     "Source Code" means the human-readable form of the Software and, except for the Documentation, all related source files, make files, file layouts, instructions, control logic, flow charts, internal documentation, designs, drawings, technical data and other documentation related to the Software.

     "Upgrades" means any error corrections, bug fixes, updates, upgrades, enhancements, ports, replacement or successor products and internationalized and/or localized versions of the Software; provided, however, that Upgrades does not include any new software module that is sold as an optional add-on (i.e. that is not included when new customers purchase the then-current version of the Software).

2.   GRANT OF RIGHTS.

     2.1 Object Code License. Annuncio hereby grants Netscape a worldwide, perpetual, nonexclusive, non-sublicensable, royalty-free license to use, reproduce, perform and display the Software, in Object Code form, and the Documentation, in connection with marketing and/or other services on behalf of Netscape and/or third parties.

     2.2 Source Code License. Annuncio hereby grants Netscape a worldwide, perpetual, nonexclusive, royalty-free license to [*] and the Documentation of the Software, and


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

to use, reproduce, perform and display resulting Object Code and documentation under the terms of Section 2.1. Netscape agrees to use version control software and procedures to keep track of changes to Source Code of the Software. Netscape will maintain an access log (on a per-project rather than per-access basis) indicating who has accessed the Source Code and will provide Annuncio a copy of that log as requested from time to time. Such log will be considered Proprietary Information of Netscape. Netscape agrees to notify Annuncio prior to beginning implementation of any changes to the Source Code (other than bug fixes) and prior to putting any Netscape-modified version of the Software into production use. Annuncio may request a design review regarding changes made by or on behalf of Netscape to the Source Code of the Software.

     2.3 Use of Subcontractors. Netscape may exercise the rights and licenses granted under this Agreement through subcontractors; provided, that (i) such subcontractors are bound by a confidentiality agreement with terms no less restrictive than those contained in Section 10, and (ii) Netscape shall not have the right to sublicense such rights or licenses.

     2.4 No Obligation. Notwithstanding anything to the contrary in this Agreement, nothing herein shall require Netscape to use the Software in connection with any products or services, nor shall anything herein prohibit or restrict Netscape from developing, licensing, acquiring or marketing technologies competitive to the Software, provided that Netscape may not use Proprietary Information of Annuncio to develop technologies competitive to the Software.

3. MARKETING ACTIVITIES. During the initial term of this Agreement, the additional marketing terms set forth in Exhibit C will apply, with such changes
                                        ---------
as may be required because of changes in Netscape's websites and promotional programs over time.

4. PROPRIETARY RIGHTS. Annuncio retains title to the Software and Documentation. Annuncio shall have no ownership interest in Netscape's products or services. Title to any modifications, enhancements or improvements ("Modifications") to, or derivative works of, the Software or Documentation that are developed by or for a party shall be reserved to and remain with the party that developed or had developed such modification, enhancement, improvement or derivative work; provided that Netscape may not distribute any derivative works of the Software under this Agreement. Netscape grants Annuncio a worldwide, perpetual, nonexclusive, royalty-free license to reproduce, modify, perform, display and distribute Modifications made by or on behalf of Netscape to the [*]; provided, however, that Netscape does not grant to Annuncio a license to any Original Code Files (as defined below) that work with the Software solely
(1) through documented API's (whether or not such files are complied together with the Software as a single executable) or (2) by utilizing the Software's database. As used in the preceding sentence "Original Code Files" means [*] files written by or on behalf of Netscape which do not contain any of the [*] other than such [*] as is necessary for such files to work with the Software as described in the preceding sentence. Netscape may distribute any such Original Code Files, and any software derived therefrom, so long as Netscape removes all of the [*] from the distributed version (e.g. Annuncio's header files may not be included in products distributed by Netscape without Annuncio's written permission). Netscape will provide Annuncio with a copy of the licensed Modifications within five (5) days of putting the modified version of the Software into production use. The parties acknowledge that Annuncio is under no obligation to (i) include any

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

of the Modifications in future versions of the Software or Documentation; or
(ii) provide support or maintenance for the modified Software (except to the extent that such modified Software is made available by Annuncio to other customers).

5.   SUPPORT, MAINTENANCE AND PROFESSIONAL SERVICES

     5.1 Netscape and Maintenance of software. Annuncio agrees to provide Netscape with the technical support and Upgrades with respect to the Software and Documentation, as further described in Exhibit B.

     5.2 Professional Services. Annuncio shall provide professional services to Netscape employees, independent contractors and consultants in accordance with the provisions set forth in Exhibit B.

6.   PAYMENTS AND ACCOUNTING

     6.1 Payments. In consideration of the rights granted under this Agreement by Annuncio to Netscape, Netscape agrees to make payments to Annuncio as provided in Exhibit B hereto.

     6.2 Taxes. All prices are in U.S. Dollars and are exclusive of any applicable taxes. The prices in this Agreement are for the Software (including Documentation) only. Netscape shall be responsible for sales or use taxes resulting from the granting of the licenses hereunder by Annuncio to Netscape with respect to the Software, or Netscape shall provide Annuncio with an appropriate exemption certificate. Annuncio shall be responsible for all other taxes, assessments, permits and fees, however designated which are levied upon this Agreement or the Software, except taxes based upon Netscape's net income with respect to the Software. If any applicable law requires Netscape to withhold amounts from any payments to Annuncio hereunder, (i) Netscape shall effect such withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Annuncio with tax receipts evidencing the payments of such amounts, and (ii) Netscape shall apply the reduced rate of withholding provided by the applicable tax treaty after receiving, if required, any applicable tax forms or local tax authority approvals necessary to apply any reduced withholding tax rate. Each party shall cooperate with the other in minimizing any applicable tax.

     6.3 NAS Fee Waiver. Annuncio will not be required to pay license fees to Netscape with respect to copies of Netscape Application Server software ("NAS") used by Netscape in connection with the Software under this Agreement.

7.   WARRANTIES AND INDEMNIFICATION

     7.1 Title. Annuncio warrants that (i) it has the right to grant the licenses as set forth in this Agreement, (ii) such licenses do not infringe on any third parties' proprietary or personal rights, (iii) it owns or controls all rights, title and interest in and to the Software, Documentation and Collateral Materials, (iv) Netscape shall not be obligated to pay any fees or royalties for use of the Software, Documentation or Collateral Materials other than as specifically set forth in this Agreement, and (v) there are no pending or threatened lawsuits concerning any aspect of the Software, Documentation or Collateral Materials.

     7.2  Non-infringement. Without limiting Netscape's rights under
Section 7.7, should the Software, Documentation or Collateral Materials become, or in Annuncio's opinion be likely to become, the subject of any infringement claim or suit, Annuncio shall, at its option, (i) procure for Netscape the right to continue exercising the rights granted under this Agreement, or (ii) modify the Software, Documentation or Collateral Materials such that they no longer infringe the proprietary rights of any third party, while maintaining their functionality, look and feel.

     7.3  Performance. Annuncio warrants during the term of this Agreement that
(i) the media on which the Software and Documentation are delivered will be free of defects in material and workmanship, (ii) the Software will function [*], and
(iii) the Documentation shall be accurate in all material respects. Annuncio shall have no obligation under the foregoing warranty for any non-conformance caused by: (a) alteration, modification, or enhancement of the Software by Netscape or its subcontractors other than Annuncio (unless such alteration, modification or enhancement becomes part of a shipping Annuncio product); (b) use of the Software for other than the intended purpose; (c) use of the Software on any systems other than the specified hardware platform for such Software; (d) Netscape's failure to incorporate any upgrades previously released by Annuncio which corrects such non-conformance, unless such upgrades are properly rejected by Netscape. The sole remedy for breach of this Section 7.3 is support and maintenance as required under Exhibit B [*].

     7.4 Export. Annuncio shall be responsible for obtaining any and all necessary approvals, registrations or certifications for the international sale or export of the Software. Annuncio shall inform Netscape and keep Netscape apprised of the export approval status of the Software and must promptly inform Netscape of any cryptographic technologies used or embedded within the Software, and of any associated international restrictions.

     7.5 Year 2000. Annuncio warrants that the Software is Year 2000 Compliant. "Year 2000 Compliant" shall mean the Software complies with the following:

          a)   General Integrity: No value for the current date will interrupt
               -----------------
normal operation: the system on which the Software operates returns the correct date accurate to century in response to a request for current date, the Software correctly provides date output and performs calculations on dates or portions of dates, and the Software is unaffected by any value returned;

          b)   Date Integrity: Correct results are returned in the operation
               --------------
of all legal, arithmetic, logical and calendar operations of dates that span century marks;

          c)   Explicit Century: The Software's internal date storage format
               ----------------
explicitly includes the century and reporting formats allow date representations in four digit format;

          d)   Implicit Century: On encountering data that does not include the
               ----------------
century either from transaction input or from an external data source, the century value is unambiguously inferred by the Software.

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     7.6 DISCLAIMER. THE WARRANTIES PROVIDED BY ANNUNCIO HEREIN ARE THE ONLY WARRANTIES PROVIDED BY EITHER PARTY WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES BY EITHER PARTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

     7.7 Indemnity. Annuncio agrees to defend, indemnify and hold Netscape harmless form all liabilities, costs, damages and expenses (including settlement costs and attorney's fees) arising from third party claims alleging that Netscape's exercise of its rights to the Software, Documentation or Collateral Materials granted by Annuncio hereunder infringes any trademark, patent, copyright, trade secret or other proprietary right of any third party. In connection with such indemnification, Netscape will (i) promptly notify Annuncio in writing of any such claim and grant Annuncio control of the defense and all related settlement negotiations, and (ii) cooperate with Annuncio, at Annuncio's expense, in defending or settling such claim; provided that if any settlement results in any ongoing liability to, or prejudices or detrimentally impacts Netscape, and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Netscape's written consent. In connection with any such claim, Netscape may have its own counsel in attendance at all public interactions and substantive negotiations at its own cost and expense. Notwithstanding anything contained in this Section 7.7, Annuncio shall have no liability under this Section for any claim of infringement based solely on (i) Modifications to the Software or Documentation made by Netscape or by a third party contractor on behalf of Netscape, (ii) the combination or use by Netscape of the Software with any materials not furnished by Annuncio (other than materials required for use of the Software or materials recommended by Annuncio), if such infringement would have been avoided by use of the Software alone, or (iii) the incorporation into the Software or Documentation by Annuncio of any materials provided by Netscape for such purpose.

8. LIMITATION OF LIABILITY. EXCEPT FOR ANNUNCIO'S OBLIGATIONS AND LIABILITY UNDER SECTION 7.7 AND SECTION 7.5, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTIAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT OR THE TECHNOLOGY LICENSED HEREUNDER, WHETHER ARISING IN TORT (INCLUDING NEGLIGENCE), CONTRACT, OR OTHERWISE, EVEN IF IT HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. ANNUNCIO'S LIABILITY UNDER SECTION
7.5 SHALL NOT EXCEED THE AMOUNT OF THE PAYMENTS REQUIRED FOR THE INITIAL TERM UNDER SECTION 1 OF EXHIBIT B.

9.   TERM AND TERMINATION

     9.1 Term. Unless earlier terminated pursuant to the provisions of Subsections 9.2 or 9.3, the term of this Agreement shall continue until one (1) year from acceptance by Netscape of the final milestone delivery under
Exhibit A. Netscape may elect to extend the term for additional successive one
---------
(1) year periods thereafter by providing notice of renewal prior to expiration of the then current term.

     9.2 Termination for Cause. Either party shall have the right to terminate this Agreement upon a material breach by the other party of any of its material obligations under this Agreement, unless within thirty (30) calendar days after written notice of such default such party remedies such breach. Netscape may also terminate this Agreement as described in Section 1.3 of Exhibit A, with no cure period beyond the procedure specified therein.

     9.3 Termination other than for Cause. [*]. If Netscape terminates under this Section 9.3 prior to the final Milestone Payment (as defined in Exhibit B), its license under this Agreement shall not survive such termination.

     9.4 Cancellation Fee and Support and Maintenance Terms. If Netscape terminates this Agreement under Section 9.3 prior to acceptance of the Beta 1 milestone under Exhibit A, Netscape shall pay Annuncio a cancellation fee of [*] and Section 2 of this Agreement shall survive for three (3) months following termination. If Netscape terminates this Agreement under Section 9.3 after acceptance of the Beta 1 milestone under Exhibit A, but prior to acceptance of the final milestone delivery under Exhibit A, Netscape shall pay Annuncio a cancellation fee of [*] and Section 2 of this Agreement shall survive for six
(6) months following termination. In either case, Annuncio will continue to make Upgrades available to Netscape so long as Section 2 survives and, to the extent that it makes a version of the Software GA during such time, will fulfill its other support and maintenance obligations.

     9.5 Survival after Termination or Expiration. Sections 1,4,6.2,7,8,9.4,9.5,10 and 11 shall survive the termination or expiration of this Agreement for any reason. Section 2 shall survive (i) the expiration of this Agreement, (ii) any termination of this Agreement by Netscape under Section
9.3 that is effective after payment of the final Milestone Payment (as defined in Exhibit B), or (iii) any termination of this Agreement by Netscape under
Section 9.2 other than termination under Section 1.3 of Exhibit A. Provisions of other Sections and Subsections which, by their nature, must remain in effect beyond the termination or expiration of this Agreement shall survive.

10.  CONFIDENTIALITY

     10.1 Confidential Information. Each party (the "Receiving Party") understands that the other party (the "Disclosing Party") has disclosed or may disclose information of a confidential nature including, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and information ("Proprietary Information"). All Proprietary Information disclosed in tangible form by the Disclosing Party shall be marked "confidential" or "proprietary" and all Proprietary Information disclosed orally or otherwise in intangible form by the Disclosing Party shall be designated as confidential or proprietary at the time of disclosure.

     10.2 Disclosure and Use. The Receiving Party agrees (i) to hold the Disclosing Party's Proprietary Information in confidence and to take all necessary precautions to protect

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

such Proprietary Information (including, without limitation, all precautions the Receiving Party employs with respect to its own Proprietary Information), (ii) not to divulge any such Proprietary Information or any information derived therefrom to any third person, except independent contractors under an obligation of confidentiality and with a need to know for purposes authorized under this Agreement, (iii) not to make any use whatsoever at any time of such Proprietary Information except as authorized under this Agreement, and (iv) not to remove or export any such Proprietary Information from the country of the Receiving Party except as may be allowed by applicable export laws. The Receiving Party shall limit the use of and access to the Disclosing Party's Proprietary Information to the Receiving Party's employees, attorneys and independent contractors under an obligation of confidentiality and restricted use who need to know such Proprietary Information for the purposes authorized under this Agreement. The Receiving Party shall treat the Proprietary Information with at least the same degree of care and protection as it would use with respect to its own proprietary information. The foregoing obligations shall survive for a period of five (5) years from the date of disclosure of the Proprietary Information. Without granting any right or license, the Disclosing Party agrees that the foregoing shall not apply with respect to information that the Receiving Party can establish (i) is in the public domain and is available at the time of disclosure or which thereafter enters the public domain and is available, through no improper action or inaction by the Receiving Party or any affiliate, agent or employee, or (ii) was in its possession or known by it prior to receipt from the Disclosing Party, or (iii) was rightfully disclosed to it by another person without restriction, or (iv) is independently developed by the Receiving Party without access to such Proprietary Information, or (v) is required to be disclosed pursuant to any statutory or regulatory authority, provided the Disclosing Party is given prompt notice of such requirement and the scope of such disclosure is limited to the extent possible, or (vi) is required to be disclosed by a court order, provided the Disclosing Party is given prompt notice of such order and provided the opportunity to contest it.

     10.3 Independent Development. The terms of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Proprietary Information. Further, Proprietary Information as defined in Section 10.1 above shall not include the Residuals resulting from access to such Proprietary Information. The term "Residuals" means information in intangible form which may be retained in the unaided memories of Receiving Party's employees or independent contractors who have had access to the information. An employee's or contractor's memory will be considered to be unaided if the employee has not intentionally memorized the Proprietary Information for the purpose of retaining and subsequently using or disclosing it. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of Residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

     10.4 Return of Proprietary Information. Upon any termination or expiration of this Agreement each party will destroy or return to the other party (at the other party's option) all tangible copies of the other party's Proprietary Information, except for Proprietary Information to which the Receiving Party has the right to use following termination.

     10.5 Confidentiality of Agreement. Each party agrees that the terms of this Agreement shall be deemed Proprietary Information of the other party, provided that in addition to the permitted disclosures under Section 10.2, either party may disclose the terms of this Agreement (i) if required to do so by law or generally accepted accounting principles, (ii) as required to assert its rights hereunder, and
(iii) to its own directors, employees, attorneys, accountants, and other advisors on a "need to know" basis and under an obligation of confidentiality no less stringent than set forth herein. Each party agrees that the Disclosing Party will be given prompt notice of any disclosure made pursuant to clause (i) or (ii) above, and that any such disclosure shall be limited to the extent possible. In addition, Netscape may disclose the terms of this Agreement or matters relating thereto to its Affiliates.

11.  GENERAL

     11.1 Dispute Resolution. Any dispute hereunder will be negotiated between the parties commencing upon written notice from one party to the other. Settlement discussions and materials will be confidential and inadmissible in any subsequent proceeding without both parties' written consent. If the dispute is not resolved by negotiation within 45 days following such notice, the parties will refer the dispute to non-binding mediation conducted by JAMS/Endispute in Santa Clara County, California (the "Venue"). The parties will share the costs of mediation. If the dispute is not resolved after forty-five (45) days of mediation, the parties will refer the dispute to binding arbitration by JAMS/Endispute in the Venue. The results of any arbitration will be final and non-appealable, except that either party may petition any court of competent jurisdiction in the Venue to review any decision relating to intellectual property matters (including the scope of license rights), vacating or modifying erroneous conclusions of law or findings of fact not supported by substantial evidence. The arbitrator may fashion any legal or equitable remedy except punitive or exemplary damages, which both parties hereby waive. The arbitrator will render a written decision, which may be entered in and enforced by any court of competent jurisdiction, but which will have no preclusive effect in other matters involving third parties. The losing party will pay the costs of the arbitration and the reasonable legal fees and expenses of the prevailing party, as determined by the arbitrator. The parties will jointly pay arbitration costs pending a final allocation by the arbitrator. At any point in the dispute resolution process, either party may seek injunctive relief preserving the status quo pending the outcome of that process. Except as noted, the parties hereby waive any right to judicial process. California law, without regard to its conflict-of-law provisions, will govern this Agreement. The U.S. Arbitration Act and JAMS/Endispute rules will govern the arbitration process. Absent fraudulent concealment, neither party may raise a claim more than 3 years after it arises or any shorter period provided by applicable statutes of limitations.

     11.2 Entire Agreement. This Agreement, including the exhibits and attachments referenced on the signature page hereto, constitutes the entire Agreement and understanding between the parties and integrates all prior discussions between them related to its subject matter. No modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.

     11.3 Assignment. Neither party may assign any of its rights or delegate any of its duties under this Agreement, or otherwise transfer this Agreement without the prior written consent of the other party, except in connection with a merger, reorganization or sale of substantially all assets of such party related to this Agreement. Any attempted assignment, delegation or transfer in derogation hereof shall be null and void. This Agreement shall apply to and bind any permitted successor or assigns of the parties hereto. All Netscape business units, groups and divisions may continue to exercise the rights granted under this Agreement following any transfer of such groups to separately owned entities (through reorganization, sale of assets or otherwise). The parties acknowledge that Netscape has entered into an agreement (the "AOL Agreement") to be acquired by America Online, Inc. ("AOL"). The rights granted under this Agreement may be transferred in connection with the AOL Agreement, but shall not be expanded to include other business currently operated by AOL (e.g. the Netcenter business unit may continue to exercise rights under this Agreement, but the AOL.com business unit may not exercise rights under this Agreement).

     11.4 Notices. All notices required or permitted hereunder shall be given in writing addressed to the respective parties as set forth below and shall either be (i) personally delivered, (ii) transmitted by postage prepaid certified mail, return receipt requested, or (iii) transmitted by nationally-recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or two (2) days after deposit in mail or express courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection. The addresses for the parties are as follows:

     Annuncio:                          Netscape:

     Annuncio Software                  Netscape Communications Corporation
     5150 El Camino Real, Suite B31     501 East Middlefield Road
     Los Altos, CA 94022                Mountain View, CA 94043
     Fax: (650) 314-6100                Fax: (650) 528-4123
     Attn: President                    Attn: General Counsel

     11.5 Force Majeure. Neither party will be responsible for any failure to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods or accidents.

     11.6 Waiver. The waiver, express or implied, by either party of any breach of this Agreement by the other party will not waive any subsequent breach by such party of the same or a different kind.

     11.7 Headings. The headings to the Sections and Subsections of this Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.

     11.8 Independent Contractors. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement shall be interpreted as constituting either party the joint venturer, employee or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

     11.9 Severability. In the event any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable, and the other provisions of this Agreement will remain in full force and effect.

     11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto shall be deemed to be an original. Notwithstanding the foregoing, the parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

     11.11 Beneficiary. For the purposes of this Agreement, Annuncio shall be deemed to be a third party beneficiary of all confidentiality agreements contemplated by Sections 2.3, 10.2 and 10.5; provided, however, that Netscape is not required to identify Annuncio as such therein and is not required to disclose such agreements to Annuncio except as may be necessary in connection with a bona fide dispute regarding Annuncio's Source Code; provided, further, that nothing in this Section 11.11 shall operate to expand Annuncio's ability to receive access to privileged communications or privileged work product.

ANNUNCIO:                                NETSCAPE:

Annuncio Software, Inc.                  Netscape Communications Corporation

By: /s/ Didier Moretti                   By: /s/ William Turpin
   ---------------------------------        ----------------------------------
Print Name: Didier Moretti               Print Name: William Turpin
           -------------------------                --------------------------

Title: President & CEO                   Title: VP, Netcenter Development
      ------------------------------           -------------------------------


Effective Date: 12/23/98
               ---------------------

Exhibit A:     Software

Attachment A1: Software Functionality

Exhibit B:     Payments & Support

Attachment B1: Support Obligations

Exhibit C:     Marketing Activities / Promotions for Initial Term

                                   EXHIBIT A

                                   Software

1.   SOFTWARE

     1.1 Definition of Software. The Software is a campaign automation solution that includes Annuncio Campaign Servers, Annuncio Mailcasters and Annuncio Clients. Version 1.0 of the Software will include the functionality indicated on the attached Attachment A-1.

     1.2 Development Milestones / Delivery. Annuncio will deliver the Software to Netscape in accordance with the schedule indicated below:

------------------------------------------------------------------------------------------------
Due Date             Milestone            Deliverable              Recommended Usage
------------------------------------------------------------------------------------------------
Effective Date    Contract signed  Pilot version of Software    Netscape experimentation and
                                                                training.
------------------------------------------------------------------------------------------------
1/25/99           Beta 1           Pilot plus the following     - Ad-hoc campaigns

                                   - HTML email

                                   - Support for Oracle DB on
                                     Sun Solaris

                                   - Support for NAS on Sun
                                     Solaris
------------------------------------------------------------------------------------------------
3/8/99            Beta 2           Complete functionality as    Additional Campaigns
                                   defined in Attachment A-1
                                   tested to beta quality
------------------------------------------------------------------------------------------------
4/22/99           GA               Annuncio Version 1.0         Production

                                                                - All Campaigns
------------------------------------------------------------------------------------------------

     The parties acknowledge that the schedule listed above is based on the following material assumptions: (1) Annuncio will have access to a Netscape engineer familiar with NAS, up to one half time equivalent, to the extent needed for assistance with NAS configuration and testing of scalability/load/reliability, through GA acceptance; and (2) Annuncio will have access to a Netscape laboratory and equipment, up to one business day per week, for testing of scalability/load/reliability, through GA acceptance; Annuncio may have such additional access to such laboratory and equipment as may be reasonably necessary to install software and set up the testing environment. Access to the Netscape laboratory and equipment will be on an escorted basis and will be subject to Netscape's security requirements applicable to such facility. Access must be scheduled at least one (1) week in advance.

     Annuncio will deliver the Source Code for the GA version of the Software within five (5) days following receipt of the fee associated with the GA milestone (under Exhibit B). For subsequent Upgrades, Annuncio will provide Source Code with each delivery of Object Code.

     1.3 Acceptance Procedure. Prior to delivering the Software to Netscape, Annuncio shall conduct quality assurance testing of the Software, including quality assurance testing of the issues described in Section 7.5 of the Agreement to ensure that the Software is Year 2000 Complaint. By each milestone indicated above, Annuncio shall deliver to Netscape the following: (i) the indicated version of the Software in Object Code form; and (ii) all test cases, results and libraries used by Annuncio in conducting the quality assurance testing of the Software described in the preceding sentence; and (iii) test cases which will allow Netscape to perform regression testing for each of the major areas of functionality of the Software (which areas of major functionality shall be mutually agreed upon by the parties). Within the Testing Period (as defined below), Netscape or its designee shall test the Software to determine whether the Software is reasonably acceptable to Netscape, including determining whether the Software conforms to the specifications for the Software in Attachment A-1 (in the case of Beta 2 and GA code) and applicable end-user documentation ("Specifications"). If Netscape accepts such version of the Software, Netscape shall provide Annuncio with written notice that Netscape has accepted such version; failure to provide notice of rejection within such thirty
(30) day period shall be deemed to be acceptance. If Netscape rejects such version of the Software, Netscape shall notify Annuncio of rejection in writing, including a clear statement of the reason(s) for rejection, and Annuncio shall redeliver the corrected Software as soon as commercially practicable, but in any event no later than thirty (30) days after the date Netscape provided Annuncio with notice of rejection. In the event Annuncio does not redeliver the Software within the time frame set forth in the preceding sentence or Netscape again rejects the Software, Netscape may request that Annuncio correct and redeliver the Software in accordance with the procedure set forth above until Netscape accepts the Software, or Netscape may terminate this Agreement, effective immediately. If Netscape terminates in such case, Netscape shall have no obligation to make payments to Annuncio under this Agreement; provided, however, that the payment associated with the Beta 2 milestone (under Exhibit B) is non-refundable and rejection of the GA milestone would not eliminate Netscape's obligation to make such Beta 2 milestone payment if the Beta 2 milestone had been accepted and payment not yet made.

     As used in the above section, "Testing Period" means fifteen (15) days after the later of actual delivery and scheduled delivery, in the case of the Beta 1 milestone, and thirty (30) days after the later of actual delivery and scheduled delivery, in the case of the Beta 2 milestone and the GA milestone.

                                ATTACHMENT A-1

                            Software Functionality

[*]

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT B

                             Payments and Support

1.   PAYMENTS

     ------------------------------------------------------------------------
                   Due Date                       Milestone Payment
     ------------------------------------------------------------------------
     Thirty (30) days following              [*]
     Netscape acceptance of Beta 2 of
     Version 1.0 of the Software
     ------------------------------------------------------------------------
     Thirty (30) days following              [*]
     Netscape acceptance of final
     (GA) milestone of Version 1.0 of
     the Software
     ------------------------------------------------------------------------

     For each one year extension to this Agreement, Netscape will pay the applicable support/maintenance fee indicated in Attachment B-1, due within 30 days following the start of such extension.

2.   SUPPORT AND MAINTENANCE.

     2.1  Technical Support of Netscape. During the term of this Agreement:

          A. Annuncio shall appoint a technical contact to whom Netscape may address all technical questions relating to Annuncio technologies. Upon execution of this Agreement, the parties shall determine a mutually agreeable procedure by which Netscape shall direct its technical questions to the appropriate Annuncio technical contact.

          B. Annuncio shall promptly answer all technical questions asked by Netscape relative to the Software.

          C. During the development phase of Version 1.0 of the Software (i.e. prior to acceptance of GA), Annuncio will provide Netscape with up to one-half full time equivalent support services engineer, primarily on-call with on-site as necessary. In addition, for a period of one year following acceptance of the GA milestone under Exhibit A, Annuncio will, for each major release of the Software, provide two (2) days of on-site installation and/or upgrade services at such times as Netscape designates and without cost to Netscape. Such installation and/or upgrade services shall occur at Netscape's Mountain View, California facilities.

          D. Beginning with the final milestone acceptance by Netscape under Exhibit A, Annuncio shall provide to Netscape support and maintenance services consistent with the support obligations described on Attachment B-1 hereto, with respect to the Software including, without limitation, identification of defective Software object code and providing corrections, workarounds and/or patches to correct defects or errors in such object code.

                                      B-1

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          E. Netscape will secure its own internal technical support for NAS as needed.

          F.   Annuncio's support and maintenance of Source Code is limited to
Section 4 of Attachment B-1. Annuncio has no obligation to support Object Code of modules that have been modified by Netscape through changes in Source Code, unless such modified versions have been incorporated into shipping Annuncio products. For errors Netscape encounters in unsupported modified modules, Netscape will receive support if it can reproduce the error in the standard version of the module.

          G. Fees for support and maintenance services provided by Annuncio are detailed in Attachment B-1.

     2.2 Upgrades. Annuncio will include Netscape in its alpha and beta programs during the term for any Upgrades, and will provide Netscape with the production version of such Upgrades of the Software simultaneously with its earliest release of such Upgrades to other customers.

     2.3 Additional Services. In addition to support and maintenance services included in the payments under this Agreement, Annuncio will be available to assist in special projects or to perform custom development on behalf of Netscape at a rate of: (i) [*] per day for projects started prior to acceptance of the GA milestone, (ii) [*] per day for projects started during the remainder of the initial term of this Agreement, and (iii) at a rate to be determined thereafter based on volume requirements.

                                      B-2

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                ATTACHMENT B-1

                              Support Obligations

     Annuncio shall provide to Netscape support and maintenance services consistent with the following:

1.   DEFINITIONS

     1.1 "Error" means any instance where a product or update or upgrade to a product does not substantially conform to its documented features and specifications.

     1.2 "Workaround" means a method by which a user of a product can, by making a limited number of procedural or programming changes in a product, prevent the occurrence or re-occurrence of an Error. Programming changes include adjustments to set-up and configurations files or other settings that do not require recompilation.

     1.3 "Respond" means and includes: taking and logging the Error call; in the case of Priority 1 Errors, providing to Netscape an action/resolution plan within four (4) hours of initial call receipt and acknowledgment; and, in cases of Priority 1 and 2 Errors, making best efforts on a continuing basis to cure the Error until the Error is cured.

2.   OBLIGATIONS

     2.1 Error Reporting. Errors may be reported on a 24 hours per day, 365 day per year basis. During normal business hours, Annuncio's technical staff shall be available to receive error reports directly from Netscape by telephone. Outside of normal business hours, Netscape may report errors by pager, electronic mail, voice mail, fax or telephonic recording capability. Annuncio shall provide Netscape with a telephone number which will forward messages to a pager that will be carried by an appropriate Annuncio on-call support person at all times and which Netscape may use to report errors at any time.

     2.2 Support Requests. Annuncio will Respond and use best efforts to correct or provide a Workaround to Priority 1 and Priority 2 Errors that Netscape identifies, classifies and reports; and will use reasonable commercial efforts to Respond to other Errors within the time frames set forth below.

Timeframe for Regular Technical Support and Maintenance

-----------------------------------------------------------------------------------------------------------------------------------
                                                                  Notification Mechanism                              Target
Priority                                                             & Required Time                Status            Repair
Error                    Title and Explanation                          to Respond                  Reports            Time
-----------------------------------------------------------------------------------------------------------------------------------
   1           Fatal Error--No useful work can be done.      Voice or Pager: [*]                  [*]              [*]
                                                             (during regular business hours)
-----------------------------------------------------------------------------------------------------------------------------------
   2           Severe Impact--Functionality disabled.            Voice or Pager: [*]              [*]              [*]
               Errors which result in a lack of              (during regular business hours)
               application functionality or cause
               intermittent system
-----------------------------------------------------------------------------------------------------------------------------------

                                     B-1-1

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                  Notification Mechanism                            Target
Priority                                                             & Required Time               Status           Repair
 Error                   Title and Explanation                          to Respond                 Reports           Time
-----------------------------------------------------------------------------------------------------------------------------------
               failure.
-----------------------------------------------------------------------------------------------------------------------------------
   3           Degraded Operations--Errors causing             Voice or Pager: [*]                   [*]                 [*]
               malfunction of non-critical functions.             Email: [*]
                                                               business day coverage
-----------------------------------------------------------------------------------------------------------------------------------
   4           Minimal Impact--Attributes and/or options       Voice or Pager: [*]                   [*]                 [*]
               to utility programs do not operate as              Email: [*]
               stated.                                         business day coverage
-----------------------------------------------------------------------------------------------------------------------------------
   5           Enhancement Request.                                Any: [*]                          [*]                 [*]
                                                               business day coverage
 ----------------------------------------------------------------------------------------------------------------------------------

Timeframe for 7x24 Technical Support and Maintenance

-----------------------------------------------------------------------------------------------------------------------------------
                                                                  Notification Mechanism                            Target
Priority                                                             & Required Time               Status           Repair
 Error                   Title and Explanation                          to Respond                 Reports           Time
-----------------------------------------------------------------------------------------------------------------------------------

   1        Fatal Error--No useful work can be done.             Voice or Pager: [*]                 [*]                 [*]
                                                                      7X24 coverage
-----------------------------------------------------------------------------------------------------------------------------------
   2        Severe Impact--Functionality disabled.               Voice or Pager: [*]                 [*]                 [*]
            Errors which result in a lack of application              7X24 coverage
            functionality or cause intermittent system
            failure.
-----------------------------------------------------------------------------------------------------------------------------------
   3        Degraded Operations--Errors causing                  Voice or Pager: [*]                 [*]                 [*]
            malfunction of non-critical functions.                  Email: [*]
                                                                  business day coverage
-----------------------------------------------------------------------------------------------------------------------------------
   4        Minimal Impact--Attributes and/or options to          Voice or Pager: [*]                [*]                 [*]
            utility programs do not operate as stated.              Email: [*]
                                                                  business day coverage
-----------------------------------------------------------------------------------------------------------------------------------
   5        Enhancement Request.                                      Any: [*]                       [*]                 [*]
                                                                  business day coverage
-----------------------------------------------------------------------------------------------------------------------------------

3. SUPPORT AND MAINTENANCE FEES. Fees for support and maintenance services are described below. After the initial term of this Agreement, the fees listed for 7X24 Support and Maintenance are subject to annual increases equal to the greater of [*] or the rate of inflation for any extension terms. After the first one (1) year extension of the term of this Agreement, the fees listed for Regular Support and Maintenance will increase annually by the greater of [*] or the rate of inflation for any additional extension terms. Requests for Scheduled 7X24 Support and Maintenance shall be made in writing at least two (2) weeks in advance of the required service date; provided, however, that if the required service period includes New Year's Day, Martin Luther King Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day or Christmas Day, then such request must be made at least thirty (30) days in advance of such holiday. Upon receipt of such notice, Annuncio will: (i) arrange for the provision of such services to Netscape; and (ii) generate an invoice for such services. Invoices for Scheduled 7X24 Support and Maintenance shall be due and payable within thirty (30) days of receipt by Netscape.

                                     B-1-2

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

-----------------------------------------------------------------------------------------------------------------------------------
                   Description                                                                 Fee
-----------------------------------------------------------------------------------------------------------------------------------
Regular Technical Support and Maintenance (during Annuncio        Initial term: included in fee described in Section 1 of Exhibit B business hours: 9:00 AM to 5:30 PM)

                                                                  Each one year extension to the term: [*] for the first
                                                                  extension, with increases as described above for any additional extensions.
-----------------------------------------------------------------------------------------------------------------------------------
7 X 24 Support and Maintenance (may be purchased on a             Monthly: [*]
monthly, weekly or daily basis)
                                                                  Weekly: [*]

                                                                  Daily: [*] day -- Monday through Thursday

                                                                  [*]/day -- Friday through Sunday and holidays
-----------------------------------------------------------------------------------------------------------------------------------

4. SOURCE CODE. Source Code support and maintenance is not included in the support and maintenance described and priced above. Source Code support and maintenance will be provided as follows: Annuncio agrees to provide up to five
(5) days of engineering support free of charge for the initial term of this Agreement. For the purposes of this provision, "engineering support" includes any review of source code, setup of change control procedures, and other Source Code specific activities. Additional days of engineering support are available upon request by Netscape. Additional days will be billed to Netscape at a rate of [*] per day. Annuncio has no obligation to support or maintain Source Code that has been modified by Netscape.


                                     B-1-3

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT C

               Marketing Activities / Promotions for Initial Term

Public Announcement. The parties will issue a joint press release announcing the
-------------------
Agreement, details to be mutually agreed prior to release.

Joint Speaking Opportunities. The parties will participate in [*] joint
----------------------------
industry speaking opportunities in 1999, details to be mutually agreed.

Annuncio Customer Reference. Netscape will make [*] person available by
---------------------------
phone to speak with press, analysts and customers about Netscape's experience with Annuncio and the Software, [*] per month during the initial term of this Agreement.

Netcenter Marketing Placements. Netscape agrees to provide Annuncio with up to
------------------------------
[*]. Placement of [*] are subject to Netscape's standard terms for the applicable service areas.

                                      C-1

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.